Exhibit 10.2

 AMENDMENT NO. 1 TO MANAGEMENT SERVICES AGREEMENT

This amendment number 1 to an amended and restated management services agreement (the “ Amendment ”) is dated as of April 5, 2013, and is between SP Corporate Services LLC (“ SP Corporate ”), a Delaware limited liability company having an office at 590 Madison Avenue, 32nd Floor, New York, New York 10022, and Steel Excel Inc., a Delaware corporation (the “ Company ”), having an office at 691 South Milpitas Boulevard, Suite 208, Milpitas, California 95035.

RECITALS

WHEREAS, the parties have previously entered into an amended and restated management services agreement dated as of January 1, 2012 (the “ Agreement ”), whereby SP Corporate furnishes certain services to the Company and its subsidiaries, including the services of a Chief Executive Officer; and

WHEREAS, the parties wish to redesignate the title Chief Executive Officer as Principal Executive Officer.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1.     Throughout the Agreement, wherever the term Chief Executive Officer appears, such title shall be changed to Principal Executive Officer, and the term CEO Designee shall be changed to PEO Designee.

2.     This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

The parties have duly executed this Amendment as of the date first above written.

SP CORPORATE SERVICES LLC

By:	/s/ James F. McCabe, Jr.
	Name:	James F. McCabe, Jr.
	Title:	President

STEEL EXCEL INC.

By:	/s/ Jack L. Howard
	Name:	Jack L. Howard
	Title:	Vice Chairman